EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED,  OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

Note Issue Date ("Issuance Date")……………….……………………….	April 2, 2012
Maturity Date…………..……………………………..	December 31, 2014
Name of Note Holder………………………………..	Michael Gary Lamont
Principal Balance………………………………….	$175,000
Interest Rate…………………………………	0.25% Per Annum

For value received, ChatChing, Inc., a Florida corporation (the "Maker"), hereby promises to pay to the order of the "Holder" identified above, (together with his successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount set forth above, together with interest that has accrued thereon, as set forth in this Note.

All payments under or pursuant to this Note shall be made in United States Dollars by wire transfer of immediately available funds to an account designated in writing by the Holder or by such other manner as the Holder may designate from time to time in writing to the Maker.  The outstanding principal balance of this Note shall be due and payable on the "Maturity Date" set forth above or at such earlier time as provided herein, unless prepaid prior to the Maturity Date, as described in Section 1.3 below.

ARTICLE I

Section 1.1 Investment Letter.  This Note has been executed and delivered pursuant to an Investment Letter dated as of April 2, 2012.

Section 1.2 Interest.  Simple interest shall begin to accrue on the date of this Note and shall continue to accrue on the outstanding principal under this Note (the "Principal Balance") at the Applicable Rate (as defined below) until the Principal Balance plus all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note (the "Balance") is paid and shall be computed based on the actual number of days elapsed on a year of 365 days (including the date this Note is issued and the date it is repaid).  For purposes hereof, "Applicable Rate" means one quarter percent (.25%) per annum, the applicable federal rate for transactions of this type as of the date hereof.

Section 1.3 Payment of Principal; Prepayment.  The Balance under this Note is due and payable on the Maturity Date.  The Principal Balance may be prepaid at any time and from time to time by the Maker without premium or penalty provided such prepayment is accompanied by the payment of all accrued but unpaid interest on the Principal Balance so prepaid.

ARTICLE II

EVENTS OF DEFAULT;  REMEDIES

Section 2.1 Events of Default.  The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Maker shall fail to pay in full the Balance on the Maturity Date;

(b) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(c) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

Section 2.2  Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note, in addition to all of the rights, powers and remedies available at law or in equity for the enforcement of the Holder's rights under this Note, may at any time declare the entire unpaid Balance of this Note immediately due and payable.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery, e-mail, telecopy or facsimile at the address or number provided the other party.

Section 3.2 Governing Law.  This Note shall be governed by and construed under the internal laws of the State of New York without reference to principles of conflict of laws or choice of laws that would result in application of laws of any other jurisdiction.  The Maker hereby submits to the jurisdiction of the state and federal courts in New York County, New York for the purposes of any suit, action or other proceeding arising out of this Note or any transaction contemplated hereby.

Section 3.3 Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.5 Enforcement Expenses.  The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees, expenses and court costs.

Section 3.6 Binding Effect.   The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 3.7 Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 3.8 Usury Savings Clause. Any provision herein or in any other agreement or commitment between the Maker and the Holder, whether written or oral, expressed or implied, to the contrary notwithstanding, the Holder shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited as interest so that the Holder shall be paid, a sum greater than interest at the maximum nonusurious interest rate, if any, that at any time may be contracted for, charged, received, or collected on the indebtedness evidenced by this Note under applicable law (the "Maximum Rate"). It is the intention of the parties that this Note, and all other instruments executed or delivered in connection herewith, shall comply with applicable law. If the Holder ever contracts for, charges, receives, or collects, anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, delay in advancing proceeds of this Note; or other event, should cause such interest to exceed interest at the Maximum Rate, any such excess amount shall be applied to the reduction of the unpaid principal balance of this Note or any other indebtedness owed to the Holder by the Maker, and if this Note and such other indebtedness is paid in full, any remaining excess shall be paid to the Maker. In determining whether or not the interest hereon exceeds interest at the Maximum Rate, the total amount of interest shall be spread throughout the entire term of this Note until its payment in full in a manner which will cause the interest rate on this Note not to exceed the Maximum Rate.

EXECUTED on the day and year first written above.

Borrower: ChatChing, Inc.

___________________________
Steven L. Pfirman, President